CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), made and effective as of January 12, 2018 (“Effective Date”), is entered into by and between SPYR, Inc., a corporation organized and operating in good standing under the laws of the State of Nevada (herein referred to as the “Company”), with a business address of 4643 South Ulster Street, Regency Plaza, Denver, CO 80237, and Calan Investments, LLC dba Kreloff Capital Partners (hereafter, referred to as the “Consultant”). Both the Company and the Consultant may be individually referred to as a “Party” and jointly referred to as the “Parties.”

RECITALS

WHEREAS, the Parties entered into an agreement on January 12, 2018, which agreement the Parties wish to nullify and replace with this Agreement in all respects; and

WHEREAS, the Consultant’s business includes the Consultant’s Services, as more particularly described and defined below; and

WHEREAS, Company is currently a publicly held and traded corporation, duly organized and operating in good standing under the laws of the State of Nevada, with its common stock traded on the OTCQB Market under the symbol “SPYR;” and,

WHEREAS, Company desires to engage the Consultant to provide the Consultant’s Services to the Company; and

WHEREAS, Consultant desires to enter into an agreement with the Company and to provide Consultant’s Services to the Company;

NOW THEREFORE, in consideration of the foregoing recitals, and the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.                  Recitals. The recitals set forth above constitute part of this Agreement and are incorporated herein by this reference.

2.                  Termination of January 12, 2018 Agreement. The January 12, 2018 agreement is hereby nullified and voided in its entirety and is of no further force or effect.

3.                  Term of Consultancy. Company hereby agrees to retain Consultant to act in an advisory capacity to the Company, and Consultant hereby agrees to provide services to the Company, for a twelve (12) month term, commencing upon the Effective Date and terminating on January 11, 2019 (“Term”).

3.       Duties of Consultant. During the term of this engagement, Consultant shall provide the following to the Company (“Consultant’s Services”):

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(a)               Work closely with the Company’s Management to develop a set of long and short-term goals with a special focus on enhancing corporate and shareholder value. This will also include assisting the Company to determine key business actions, including review of financing requirements and the Company’s capital structure. The overall objective of the services is to enhance the Company’s enterprise value.

(b)               Assist the Company in business development activities including the introduction of potential new business contacts, acquisition and potential joint venture opportunities.

(c)               Assist the Company in identifying companies in the targeted industries, which may include public companies, divisions of public companies, and privately held companies, and, after evaluating such companies, assist in ranking them in terms of priority and providing an opinion as to value and the price level necessary to consummate a transaction. Work with the Company’s staff in developing acquisition criteria both from the point of view of business compatibility and financial acceptability.

(d)               Advise the Company with respect to its strategic planning process and business plans, including an analysis of markets, positioning, financial models, organizational structure, potential strategic alliances and similar.

(e)               Advise and consult along a broad scope not limited to just the above, but for the best interest of the Company.

(f)                Introductions to Institutional Investors, which will include Hedge Funds, Family offices, High Net Worth Individuals, Private Equity and Venture Capital Firms, and introductions to Investment professionals, Portfolio managers and Managing Directors, Financial Institutions and members of University endowments. Developing relationships for the Company for current and future opportunities whether in finance or strategic corporate development.

(g)               Develop relationships with corporate executives and high net worth individuals with synergistic mindsets.

4.       Allocation of Time and Energies. Consultant promises to perform and discharge faithfully the targeted responsibilities which it may be assigned from time to time by the duly authorized representatives of the Company in connection with its investor relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. The Consultant is not required to devote a certain of number of hours per day to its duties under this Agreement. It is explicitly understood that Consultant’s performance of its duties hereunder will in no way be measured by the price of Company’s common stock, nor the trading volume of Company’s common stock. It is acknowledged that the Consultant has other work and engagement duties other than those he will perform for the Company and that same, by definition, do NOT automatically conflict with, nor are they detrimental to, the Company's business or its interests. Further, as a result thereof, it is acknowledged that the Consultant’s obligations to the Company are part-time and are to be performed in such a manner and within such time as Consultant, in his sole discretion, determines is reasonable under the circumstances.

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5.       Remuneration. As consideration for Consultant’s services described in this Agreement, the Company shall compensate Consultant in SPYR restricted common stock, warrants and cash, and additionally as to any mergers and acquisitions, as provided below:

(a)               SPYR Stock. Subject to the provisions of Section 12 below, Company agrees to issue Consultant One Million Two Hundred Thousand (1,200,000) shares of Company’s Restricted Common Stock (“Shares”) deemed to be earned and vested according to the following schedule:

i.	Two Hundred Thousand (200,000) Shares upon execution of this Agreement (Consultant acknowledges that is has already received Sixty Thousand (60,000) of such shares, represented by SPYR stock certificate number 3653);
ii.	One Hundred Thousand (100,000) Shares on the first day of each month beginning May 1, 2018 through and including February 1, 2019.

(b)               Subject to the provisions of sub-section (f) below, the Consultant agrees that all public re-sales of Restricted Common Stock issued under this Agreement, and pursuant to Rule 144, shall be limited to no more than five thousand (5,000) shares per day for every two hundred and fifty thousand (250,000) shares of trading volume on any given trading day.

(c)               The Company’s issuance of the Restricted Stock shall, when issued and delivered to Consultant, be fully paid and non-assessable. Further, if and in the event the Company is acquired in whole or in part during the term of this agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the Restricted Stock paid to it hereunder. It is further agreed that if at any time during the term of this agreement, the Company or substantially all of the Company’s assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, the Consultant shall retain and will not be requested by the Company to return any of the Restricted Stock paid to it under this Agreement.

(d)               With the transfer of shares of Restricted Stock to be issued pursuant to this Agreement (collectively, the “Shares”), the Company shall cause to be issued a certificate representing the Shares and, if required by applicable law, a written opinion of counsel for the Company stating that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Consultant has been duly authorized by the Company.

(e)               Consultant acknowledges that the Restricted Stock to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, and accordingly are “Restricted Securities” within the meaning of Rule 144 of the Act. As such, the Restricted Stock may not be publicly resold unless the underlying Shares have been registered under the Securities and Exchange Act (the “Act”) in a registration statement deemed effective by the U.S. Securities and Exchange Commission (the “Commission”), or the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of the Act. The Company agrees to take any and all action(s) necessary to clear the subject securities of restriction upon presentation of any Rule 144(b) application by Consultant or its broker, including, but not limited to: (1) Authorizing the Company’s transfer

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agent to remove the restrictive legend on the subject securities; (2) Expediting either the acquisition of a legal opinion from Company’s counsel authorizing the removal of the restrictive legend, or accepting a third party legal opinion acknowledging same; and (3) Cooperating and communicating with Consultant and its broker in order to use Company’s best efforts to clear the subject securities of restriction as soon as possible after presentation of a Rule 144(b) application by Consultant (or its broker) to either the Company and/or the Company’s transfer agent. Further, the Company agrees to not unreasonably withhold or delay approval of any application filed by Consultant under Rule 144(b) of the Act to clear the subject securities of restriction.

(f)                In connection with the acquisition of Restricted Stock hereunder, Consultant represents and warrants to the Company, to the best of its knowledge, as follows:

i.	Consultant acknowledges that Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Securities, and any additional information that Consultant has requested.

ii.	Consultant’s investment in restricted securities is reasonable in relation to Consultant’s net worth, which is in excess of ten (10) times Consultant’s cost basis in the Shares. Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments that involve the risk of loss of investment. Consultant acknowledges that an investment in the Securities is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of its entire investment in the Securities. Consultant is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933.

iii.	Consultant is acquiring the Securities for its own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

(g)               Consultant acknowledges his understanding of the legal prohibitions against insider trading, and agrees that he will not use any material, non-public information to gain any advantage or benefit in the trading in the Company’s stock. Consultant agrees at all time to comply with all applicable U.S. Securities Laws.

(h)               Cash-Based Warrants. Subject to entry into Company’s form of Warrant Agreement, Consultant shall receive 1,200,000 cash-based Warrants to purchase restricted common stock of the Company at a strike price of forty cents ($0.40).

(i)                 Cash. In addition to the forgoing, Company shall make cash payments to Consultant as follows:

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i.	Thirty Thousand Dollars ($30,000.00) on or before March 1, 2018, payment of which is acknowledged by Consultant; and

ii.	Thirty Thousand Dollars ($30,000.00) on or before April 30, 2018.

(ii)              Mergers and Acquisitions. As to any mergers and acquisitions, the financing of which is facilitated by Consultant, Consultant shall receive five percent (5%) of the amount financed from such funder, in like kind. For purposes hereof, a “financing facilitated by Consultant” shall mean the financing for merger or acquisition where Consultant introduced to Company the funding source that funds the transaction. By way of further explanation and for sake of clarity, if a funder provides acquisition funding solely in the form of debt, Consultant shall receive a payment equal to five percent (5%) of the debt incurred by Company and if the funding is obtained in some combination of debt and equity, then and in that event Consultant shall receive five percent (5%) of the debt incurred and equity issued.

6.       Non-Assignability of Services. Consultant’s services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all Shares issued to Consultant herein shall remain non-cancellable and due and payable. Consultant shall retain all Restricted Stock in its entirety. All Restricted Stock earned and paid to the Consultant shall be retained in its entirety by the Consultant. The Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein.

7.       Expenses. Consultant agrees to pay for all its expenses (phone, mailing, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to its incurring an obligation for reimbursement.

8.       Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation, and any damages, liability, cost and reasonable attorney's fees, resulting from Consultant's performance of its services under this Agreement, including the communication and dissemination of Company authorized information, documents or materials, but excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company. The Consultant will protect, indemnify and hold harmless Company against any claims or litigation, and any damages, liability, cost and reasonable attorney's fees, resulting from Consultant’s performance of its services under this Agreement.

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9.       Representations and Warranties.

(a) The Company represents and warrants that any information furnished to Consultant will contain no untrue statement of any material fact nor omit any material facts, which would make the information false or misleading. The Company represents and warrants that it will adhere to any and all local, state and federal laws, rules and regulations governing the Company’s businesses and any and all actions and activities involving the Company, its shareholders and the investment community. The Company further warrants that if the circumstances relating to information or documents furnished to Consultant materially change at any time, the Company will inform Consultant promptly of the changes and immediately deliver to Consultant documents or information necessary to ensure the continued accuracy and completeness of all information and documents.

(b) Consultant represents to the Company that he will not, to the best of Consultant’s knowledge and belief, make any untrue statement of material fact. Consultant further represents and warrant to the Company that he will not disseminate any information or documents that have not been approved by Company. Consultant further represents and warrants to the Company that, to the best of Consultant’s knowledge and belief, all actions taken by him on behalf of the Company in connection with his consulting services, will be conducted in compliance with all applicable state and federal laws. Further, Consultant shall comply with any procedures that might be reasonably imposed by the Company or its legal counsel to ensure compliance with such laws.

(c) Both the Company and Consultant agree and acknowledge that they and their employees, advisors and consultants, in performing their duties and obligations under this Agreement, will act consistent with applicable state and federal law, including without limitation the federal securities laws. All parties expressly understand, agree and acknowledge that Consultant's performance of its duties hereunder cannot and therefore will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock.

(d) Consultant represents that he is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of his knowledge, Consultant and his agents are not the subject of any investigation, claim, decree or judgment involving any violation of the Act. Consultant further acknowledges that he is not a securities Broker Dealer or a registered investment advisor.

(e) Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company.

10.       Legal Representation. The Parties acknowledge that they have been afforded the opportunity to consult with independent legal counsel throughout the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

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11.       Status as Independent Contractor. Consultant’s engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12.       Termination. This Agreement may be terminated by either party, with or without cause, upon thirty (30) days written notice. In the event of any Termination, other than for reason of Consultant’s violation of the law, Consultant shall be entitled to all stock compensation due it hereunder, prorated as of the termination date and any cash compensation then being paid will continue to be paid through the end of the Term. In the event Company terminates this Agreement as a result of Consultant’s violation of the law, then and in that event, Consultant shall be entitled to all compensation due it hereunder, prorated as of the termination date and no further stock or cash compensation will be owed to Consultant by Company.

13.       Attorney's Fees. If any legal action is filed by either Party, because of any alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

14.       Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other part of this Agreement or subsequent breach by such other party.

15.       Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by Certified U.S. mail, postage prepaid, with return receipt requested, addressed to the other party at the address as set forth herein below:

To the Company:

SPYR, Inc.

Attention: James R. Thompson, President, Chief Executive Officer

4643 South Ulster Street, Regency Plaza, Suite 1510

Denver, CO 80237

jthompson@spyr.com

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To Consultant:

KRELOFF CAPITAL PARTNERS

Attention: Mark Kreloff

16 West 19th Street, Suite 800

New York, N.Y. 10011

mark@kreloff.com

(a) Receipt shall be deemed effective five (5) business days from the date the communication was placed into the U.S. Mail as evidenced by the receipt provided upon sending by the U.S. Postal Service.

(b) It is agreed that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

16.       Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Colorado without regard to its conflict of laws provisions. The parties also agree that this contract shall be deemed to have been entered into in Colorado, and the parties agree that the State and Federal Courts for the State of Colorado, County of Denver will be the venue of any dispute and will have jurisdiction over all Parties.

17.       Dispute Resolution. Each of the parties hereto irrevocably agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by litigation in the state or federal courts located in the City and County of Denver, State of Colorado. The parties agree that the state and federal courts located in Denver, Colorado shall have personal jurisdiction over the parties with respect to any claims arising under this Agreement and that venue in Denver, Colorado is convenient and proper. Notwithstanding the foregoing, as a condition precedent to the initiation of any litigation, the parties shall submit any dispute to non-binding mediation with a mutually acceptable mediator located in Denver, Colorado, such as The Judicial Arbiter Group. The parties shall use their best efforts to agree on a mediator. In the event the parties cannot agree on a mutually acceptable mediator, each party shall select a mediator, who together shall appoint a third mediator to act as the sole mediator with respect to the dispute. The parties shall share in the costs of the mediation equally. If the dispute is not resolved within thirty (30) days of the mediation, either party may initiate litigation in the appropriate court as set forth above. In the event a party files suit prior to engaging in mediation as required herein, any such action shall be stayed pending the completion of mediation.

18.       Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but instead only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

19.       Counterparts/Facsimile/Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together

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shall be but a single instrument. Signature pages may be exchanged by facsimile or electronically, which shall be deemed originals.

20.       Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

21.       Corporate Authority. Both the Company and the Consultant have undertaken and complied with all necessary and required formalities (whether contained in their respective Articles of Incorporation or Operating Agreement, and the laws of their respective States of Incorporation or Organization) in entering into this Agreement.

ACCEPTED AND AGREED TO:

SPYR, INC.

By: _____________________________________
      JAMES R. THOMPSON, CEO and President

KRELOFF CAPITAL PARTNERS

By: ________________________________
      MARK KRELOFF, Managing Member

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